UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

BEESTON ENTERPRISES LTD

(Exact name of registrant as specified in its charter)

NEVADA	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#200 - 1687 West Broadway

Vancouver, BC

Canada V6J 1X2

(Address of Principal Executive Offices)

Registrant's Phone Number: (604) 738-1143

_______________________________________________

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

a) Effective June 15, 2004, David E. Coffey, Certified Public Accountant, will no longer serve as independent auditor for the Company. Mr. Coffey has informed the Company that he will cease to be registered with the Public Company Accounting Oversight Board. Mr. Coffey's report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, were not modified as to uncertainty, audit scope, or accounting principles. The Board of Directors approved the change in accountants on August 3, 2004. There were no disagreements with Mr. Coffey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

b) Effective August 3, 2004, Bagell, Josephs & Company, LLC, Certified Public Accountants, have agreed to act as the new auditor for the Company. The Company did not consult the new accountant prior to its engagement regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

c) The Company has provided Mr. Coffey with a copy of this Form 8-K and the disclosures therein no later than the day that the Form 8-K is filed with the Commission. The Company has requested that Mr. Coffey furnish a letter addressed to the Commission stating whether it agrees with the statements made herein, and if not, stating the respects in which it does not agree. The Company shall file the letter as an exhibit to this report containing this disclosure no later than ten (10) business days after the filing of this report. Notwithstanding the ten (10) business day period, the letter shall be filed within two (2) business days of receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

BEESTON ENTERPRISES LTD

Date: August 4, 2004                                       /s/ Brian Smith

                                                                      BRIAN SMITH, PRESIDENT